EXHIBIT 10.7

Equity Pledge Contract

This Equity Pledge Contract (this “Contract”) is made and entered into by the following parties in Malaysia on September 22, 2023:

Party A: NKP Holdings Ltd., a BVI business company organized and existing under the laws of the British Virgin Islands, with its registered address at Harneys Corporate Services Limited, Craigmur Chambers, Road Town, Tortola VG 1110, British Virgin Islands (“Pledgee”)

Party B: Khoo Ee Hiang, a Malaysian citizen with Identification No.: ****. (“Pledgor”)

Party C: Kong Hwee Iron Works & Construction (M) Sdn. Bhd., a limited liability company organized and existing under the laws of Malaysia, with its address at No. 37A Jalan Seruling 2, Taman Sri Kulai Baru 2, Kulai, Johor, Malaysia.

In this Contract, Pledgee, Pledgor and Party C are hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

Whereas:

1.	The Pledgee is a limited liability company duly incorporated in the British Virgin Islands. The Pledgor is a citizen of Malaysia. The Pledgee holds 49% equity in Party C and the Pledgor holds 51% equity in Party C. Party C acknowledges the rights and obligations of the Pledgor and the Pledgee hereunder, and agrees to provide any assistance required for registration of the pledge.

2.	On or around the same date as this Contract, the Pledgee and Party C signed an Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”), and the Pledgee signed an Exclusive Option Contract (“Exclusive Option Contract”) with the Pledgor and Party C, and the Pledgor has signed the Power of Attorney (the “Power of Attorney”, together with the Exclusive Business Cooperation Agreement, the Exclusive Option Contract and this Contract, collectively referred to as the “Control Agreements”). The Parties have entered into the Control Agreements to formalize an existing arrangement between Party A and Party B in respect of Party C, and in that connection, the Control Agreements are deemed to be in effect as of 7 April 2010.

3.	To guarantee that the Pledgee receives from Party C all amounts due and payable by Party C, including but not limited to service fees equal to the net income of Party C and Pledgee is responsible for any losses and funding requirements of Party C, and that Party C and the Pledgor will perform the obligations under the Exclusive Business Cooperation Agreement, the Exclusive Option Contract, the Power of Attorney and this Contract, the Pledgor hereby creates a pledge of her 51% equity held by Pledgor in Party C in favor of the Pledgee.

1

1.	Definitions

Unless this Contract stipulates otherwise, the terms below shall have the following meanings:

1.1	“Pledge” means the security interest created by the Pledgor in favor of the Pledgee according to Clause 2 hereof, that is the right of the Pledgee to be first paid from the proceeds from the transfer, auction or sale of the Equity of the Pledgor.

1.2	“Equity” means all of the 51% of the equity currently held by the Pledgor legally in Party C according to Clause 2.1 hereof.

1.3	“Pledge Period” means the period specified in Clause 3 hereof.

1.4	“Contract Obligations” shall refer to all the obligations of the Pledgor and Party C under the Exclusive Business Cooperation Agreement, Exclusive Option Contract, Power of Attorney and this Contract.

1.5	“Secured Indebtedness” shall mean all direct, indirect and derivative losses and loss of predictable interests suffered by the Pledgee due to any Exercise Event of the Pledgor and / or Party C. The basis for the amount of such losses includes but is not limited to the Pledgee’s reasonable business plan, profit forecast and all expenses incurred by the Pledgee to force the Pledgor and / or Party C to perform its obligations hereof.

1.5	“Exercise Event” means any of the circumstances set out in Clause 7 hereof, including breach event and accident.

1.6	“Exercise Notice” means the notice of Exercise Event issued by the Pledgee according to this Contract.

2.	Pledge

2.1	As a security for prompt and full performance of all Contract Obligations of Party C and the Pledgor and their payment of the Secured Indebtedness, the Pledgor hereby creates a pledge over all of her 51% of her equity in Party C (including all of her 51% of the registered capital (capital contribution) of Party C owned by the Pledgor and all equity interests related thereto, as well as other registered capital (capital contribution) of Party C and all equity interests related thereto that the Pledgor may obtain in the future) in the form of first priority pledge in favor of the Pledgee. On the date of signing this Contract, the equity pledged by Party B is 51% of Party C’s equity held by Party B, and the corresponding capital contribution is 51% of Party C’s registered capital, i.e. 382,500 Ringgit.

2

2.2

All Parties understand and acknowledge that the estimated monetary value generated for Secured Indebtedness or related estimated value shall be changeable and floating until the Settlement Date (as defined below).

2.3

In any of the following events (“Settlement Events”), the value of Secured Indebtedness shall be determined based on the total amount of payable guaranteed indebtedness that is not paid to the Pledgee on the latest date before any Settlement Events occur or on the date of the Settlement Events (“Confirmed Debts”):

(a) Any other Control Agreements have been terminated according to the relevant provisions thereof;

(b) The Pledgee issues an Exercise Notice to the Pledgor as per Article 7.3, because any Exercise Event specified in Article 7 of this Contract has occurred and is still unsolved;

(c) After proper investigation, the Pledgee reasonably determines that Pledgor and/or Party C have become insolvent or might become insolvent; or

(d) Any other event occurs, under which Secured Indebtedness shall be determined as provided by the Malaysian laws.

2.4

To avoid ambiguity, the date on which a Settlement Event occurs shall be deemed the settlement date (“Settlement Date”). The Pledgee shall have the right to exercise the Pledge according to Article 8 at its discretion on the Settlement Date or thereafter;

2.5

During the Pledge Period, the Pledgee shall have the right to receive any dividend or other distributable interests generated from the Equity. Any distribution of dividend or bonus shall be subject to prior written consent of the Pledgee. At the request of the Pledgee, the dividend or bonus received by the Pledgor in connection of the Equity, after deducting the corporate or individual income tax (if applicable) payable by the Pledgor, shall be (1) deposited to the account designated by the Pledgee, supervised by the Pledgee, and used for securing performance of the Contract Obligations and first payment of the Secured Indebtedness; or (2) given unconditionally to the Pledgee or any person designated by the Pledgee free of consideration, subject to the laws of Malaysia.

3

2.6

If Party C is required to be dissolved or liquidated according to any mandatory provisions of Malaysia laws, the benefit received by the Pledgor from distribution made by Party C according to laws upon completion of the dissolution or liquidation procedure of Party C shall be, at the request of the Pledgee, (1) deposited to the account designated by the Pledgee, supervised by the Pledgee, and used for securing performance of the Contract Obligations and first payment of the Secured Indebtedness; or (2) given unconditionally to the Pledgee or any person designated by the Pledgee free of consideration, subject to the laws of Malaysia.

3.	Pledge Period

3.1	The Pledge shall be created from the date of registration with the relevant authority (“Registration Authority”). The validity period of the pledge (“Pledge Period”) is from the date mentioned above until the Secured Indebtedness and Contract Obligations guaranteed by the Pledge are fully paid and fulfilled or the Pledgee has exercised their option to acquire the Pledgor’s 51% equity interest. The Parties agree that the Pledgor and Party A shall submit the registration application for creation of equity pledge with the Registration Authority immediately after signing this Contract.

3.2	During the Pledge Period, if Party C fails to perform or to fully perform its Contract Obligations or pay the Secured Indebtedness, the Pledgee shall have the right (but not the obligation) to dispose of the Equity according to the provisions hereof.

4.	Keeping of Equity Records Subject to Pledge

4.1

During the Pledge Period, the Pledgor shall deliver the original contribution certificates and the original register of shareholders recording the equity pledge (and other documents required by Pledgee reasonably) to the Pledgee for keeping within seven (7) days after the Pledge is registered. The Pledgee shall keep such documents during the whole Pledge Period.

5.	Representations and Warranties of the Pledgor and Party C

Pledgor represents and warrants to the Pledgee as follows:

5.1

The Pledgor is the sole legal and beneficial owner of the Equity and has legal, full and complete ownership to the 51% of Equity, subject to any agreement entered into between the Pledgor and the Pledgee.

4

5.2	The Pledgee shall have the right to dispose of and transfer the Equity according to the terms hereof.

5.3

Except for the Pledge hereof, Pledgor has not created any security interest or other encumbrances over the Equity, the ownership to the Equity is free of any actual or threatened dispute, lien, other procedural restrictions or other similar threat, and may be pledged and transferred according to the applicable laws only with the prior written consent of the Pledgee.

5.4

The execution hereof, exercise any right hereunder and performance of any obligation hereunder by the Pledgor will not violate any laws, regulations, or any agreement or contract to which the Pledgor is a party, or any commitment made by the Pledgor to any third party.

5.5	All documents, information, statements and certificates provided by the Pledgor to the Pledgee are accurate, true, complete and valid.

Party C represents and warrants to the Pledgee as follows:

5.6

Party C is a limited liability company duly incorporated and validly existing according to the laws of Malaysia, with independent legal personality; and Party C has separate legal personality and full and independent legal status and capacity to execute, deliver and perform this Contract.

5.7	This Contract has been duly signed by Party C, and constitutes legal, valid and binding obligations of Party C.

5.8

Party C has full internal power and authority to execute and deliver this Contract and all other documents relating to the transaction contemplated herein, and has full power and authority to consummate the transaction contemplated herein.

5.9	There is no material security interest or other encumbrances over Party C’s assets which may affect the Pledgee’s rights or interests in the Equity.

5.10

There is no pending or, to the knowledge of Party C, threatened litigation, arbitration or other legal proceedings of any court or arbitral tribunal, or any administrative procedure or penalty of any government authority or administrative agency over the Equity, Party C or its assets, which may have material or adverse effect on Party C’s economic conditions or any Pledgor’s ability to perform any obligation hereunder or any liability of security.

5.11	Party C hereby agrees to be jointly liable to the Pledgee for the representations and warranties made by the Pledgor under this Contract.

5

5.12

Party C hereby warrants to the Pledgee that the above representations and warranties are true and correct and shall be fully complied with before the obligations hereunder are fully performed or the Secured Indebtedness hereunder is fully satisfied.

6.	Further Covenants and Consents of the Pledgor and Party C

The Pledgor further consents and covenants as follows:

6.1	During the term hereof, the Pledgor hereby covenants to the Pledgee that the Pledgor:

6.1.1

shall not transfer the Equity or create or permit existence of any security interest or other encumbrance that may affect any right or interest of the Pledgee in the Equity without prior written consent of the Pledgee, except for performance of the Exclusive Option Contract entered into by the Pledgor, the Pledgee and Party C on or around the same date as this Contract;

6.1.2

shall obey and exercise all laws, rules and regulations applicable to the Pledge. Within five (5) days after receiving any notice, order or suggestion on the Pledge from relevant competent authorities (or any other relevant departments), the Pledgor shall show the Pledgee such notices, orders or suggestions, and obey such notices, orders or suggestions or bring forth objections or statements regarding them according to the Pledgee’s reasonable requirements or with the Pledgee’s consent; and

6.1.3

shall immediately notify the Pledgee of any event that may affect the right of the Pledgee to the Equity or any part of the Equity, or any notice thereof, and any event that may affect any guarantee or other obligation of the Pledgor resulting from this Contract, or any notice thereof.

6.2

The Pledgor agrees that any right of the Pledgee to the Pledge herein shall not be interrupted or hindered by the Pledgor or her heir, successor or representative or any other person through any legal procedure.

6.3

To protect and perfect any security interest granted hereunder, the Pledgor hereby undertakes to execute in good faith, and to procure other parties having interest in the Pledge to execute, all certificates, agreements, deeds and/or undertakings required by the Pledgee. The Pledgor further undertakes to take, and to procure any other parties having interest in the Pledge to take, any acts required by the Pledgee, to promote the Pledgee to exercise any right and authority granted hereunder, and enter into all relevant documents relating to ownership to the Equity with the Pledgee or any person designated by the Pledgee (natural person / legal person). The Pledgor undertakes to provide the Pledgee with all notices, orders and decisions required by the Pledgee within a reasonable period.

6

6.4

The Pledgor hereby covenants to the Pledgee that they will comply with and perform all warranties, covenants, agreements, representations and conditions hereunder. If the Pledgor fails to perform such warranties, covenants, agreements, representations and conditions in whole or in part, the Pledgor shall compensate the Pledgee for all losses caused thereby.

6.5

If the pledged equity hereunder is subject to any coercive measures by any court or other government department for any reason, the Pledgor shall use all efforts, including (but not limited to) providing other security or taking other measures to the court, to lift such coercive measures taken by the court or other department over the above equity.

6.6

In the event that the value of any Equity held by the Pledgor may decrease and will thus endanger the Pledgee’s right, the Pledgee may request the Pledgor to provide additional mortgage or other security. If the Pledgor fails to provide, the Pledgee may auction or sell the Equity at any time, and use the proceeds from such auction or sale to early repay the secured debts or place the proceeds in escrow; and any expenses incurred thereby shall be borne by the Pledgor.

6.7

The Pledgor and/or Party C shall not increase, reduce or transfer, (or assist others to increase, reduce or transfer) Party C’s registered capital (or their contributions to Party C), or create any encumbrances thereon, without prior written consent of the Pledgee. Subject to the previous sentence, any Party C’s Equity registered and obtained after the date hereof shall be referred to as “Additional Equity”. The Pledgor and Party C shall enter into a supplemental equity pledge agreement with the Pledgee immediately after the Pledgor acquires the Additional Equity, shall procure the board of directors and the shareholders’ meeting of Party C to approve the supplemental equity pledge agreement, and shall provide the Pledgee with all documents required by the supplemental equity pledge agreement, including but not limited to : (a) the original shareholder’s contribution certificate concerning the Additional Equity issued by Party C; and (b) the verified copy of the capital verification report concerning the Additional Equity issued by a Malaysian certified public accountant. The Pledgor and Party C shall complete the registration on creation of pledge over the Additional Equity according to Clause 3.1 hereof.

7

6.8

Unless the Pledgee gives contrary instructions in advance, the Pledgor and/or Party C agree that if the Pledgor transfer any Equity to any third party (“Equity Transferee”) in whole or in part in violation of this Contract (including separation and succession), the Pledgor and/or Party C shall procure the Equity Transferee to recognize the Pledge unconditionally, and shall complete necessary formalities on change of registration (including but not limited to execution of relevant documents) to ensure the Pledge continues to exist.

6.9

If the Pledgee provides any loan to Party C, the Pledgor and/or Party C agree to create a pledge over the Equity in favor of the Pledgee to secure repayment of the loan, and to complete relevant formalities promptly according to laws, regulations or local practices (if any), including but not limited to execution of relevant documents and completion of registration on creation (or change) of pledge.

Party C further warrants and consents as follows:

6.10

If the execution and performance hereof and the equity pledge hereunder require any third party’s consent, permission, waiver or authorization, or any approval, permission, exemption of or any registration or filing with any government authority (if required by law), Party C shall use it best efforts to assist to obtain the same and maintain the same fully effective during the term of this Contract.

6.11

Party C shall not assist or permit the Pledgor to create any new pledge or other security interest over the Equity, nor assist or permit the Pledgor to transfer the Equity without prior written consent of the Pledgee.

6.12	Party C agrees to strictly comply with, together with the Pledgor, the obligations under Clauses 6.7, 6.8 and 6.9 hereof.

6.13

Party C shall not transfer its assets or create or permit existence of any security interest or other encumbrances over its assets which may affect the Pledgee’s rights or interests in the Equity, without prior written consent of the Pledgee.

6.14

When any lawsuit, arbitration or other claim occurs, which may have adverse effect on Party C, the Equity or the Pledgee’s interest under the Control Agreements, Party C undertakes to give prompt written notice to the Pledgee as soon as possible, and to take all necessary measures at the reasonable request of the Pledgee to ensure the Pledgee’s pledge interest over the Equity.

6.15	Party C shall not take or permit any acts or conduct that may have an adverse effect on the Pledgee’s interest or the Equity under the Control Agreements.

6.16

Party C shall provide the Pledgee with its financial statements for the previous calendar quarter in the first month of every calendar quarter, including but not limited to the balance sheet, the income statement and the cash flow statement.

8

6.17

Party C undertakes to take, at the reasonable request of the Pledgee, all necessary measures and to execute all necessary documents, to ensure the pledge interest of the Pledgee over the Equity and the exercise and realization of such interest.

6.18	If the exercise of the Pledge hereunder causes any transfer of the Equity, Party C undertakes to take all measures to complete such transfer.

6.19

Party C shall complete and procure its shareholders to ensure the registration of renewal of its business term three (3) months before expiration of its business term, to ensure the validity of this Contract continues.

7.	Breach Events or Accident

7.1	The following circumstances in Clause 7.1.1 to 7.1.8 shall be deemed breach events, and the circumstances in Clause 7.1.9 to 7.1.11 shall be deemed accidents:

7.1.1	Party C fails to pay the service fees payable under the Exclusive Business Cooperation Agreement, or fails to repay the loan (if any), or violates any obligations under the Control Agreements;

7.1.2	Any representation or warranty made by any Pledgor in Clause 5 hereof contains material misrepresentation or mistakes, and/or the Pledgor breach any warranties in Clause 5 hereof;

7.1.3	The Pledgor and Party C fail to complete any registration of the equity pledge contemplated by this Contract according to Clause 3.1 hereof.

7.1.4	The Pledgor or Party C breach any provisions hereof;

7.1.5	Unless specifically stipulated in Clause 6.1.1, the Pledgor transfers or intends to transfer or waives the pledged Equity, or assigns the pledged Equity without written consent of the Pledgee;

7.1.6

Any loan, undertaking, compensation, covenant or other debt owed by the Pledgor to any third party (1) is requested to be repaid or performed early owing to the Pledgor’s breach of contract; or (2) has been due but is unable to be repaid or performed;

7.1.7	Any approval, license, permit or authority that makes this Contract enforceable, legal and valid is cancelled, suspended, void or materially modified;

9

7.1.8	The successors or trustees of Party C can only perform the payment obligation under the Exclusive Business Cooperation Agreement in part, or refuse to perform the payment obligation under the same;

7.1.9	Promulgation of any applicable laws causes this Contract illegal or the Pledgor unable to perform the obligations hereunder;

7.1.10

Any adverse change (which shall be deemed as a breach event if caused by any Pledgor’s intentional or major fault) occurs to any assets of the Pledgor, which, the Pledgee believes, affects the Pledgor’s ability to perform their obligations hereunder;

7.1.11

Any other circumstances (which shall be deemed as a breach event if caused by any Pledgor’s intentional or major fault) under which the Pledgee can’t or might not exercise its rights of Pledge, including but not limited to an event where a natural person Pledgor dies or becomes incapacitated, and / or the Pledgor in the form of limited partner and company is in cancellation, compulsory liquidation, suspension of business for rectification or other circumstances that cannot operate normally.

7.2	The Pledgor shall give written notice to the Pledgee immediately when they know or find any circumstance set forth in Clause 7.1 or any event that may cause such circumstances.

7.3

Unless the Exercise Events set forth in Clause 7.1 have been corrected to the satisfaction of the Pledgee within thirty (30) days after the Pledgee sends a notice, the Pledgee may send an Exercise Notice to the Pledgor when or after the Exercise Events occur, requesting the Pledgor to immediately repay the fund and all any payment due and payable to the Pledgee, and / or repay the loan and / or dispose of the Pledge according to Clause 8 hereof.

8.	Enforcement of the Pledge

8.1	The Pledgor shall not transfer their Equity in Party C without written consent of the Pledgee.

8.2	The Pledgee may send an Exercise Notice to the Pledgor when it exercises the Pledge.

8.3

Subject to the provisions of Clause 7.3 hereof, the Pledgee may enforce any rights to the Pledge when or any time after it sends the Exercise Notice according to Clause 7.2 hereof. The Pledgor shall cease to own any rights or interests related to the Equity once the Pledgee decides on the compulsory enforcement of the Pledge.

10

8.4

When the Pledgee exercises the Pledge, within the permitted scope and in accordance with applicable laws, the Pledgee shall have the right to dispose of the pledged Equity; and all payments received from the Pledge in exercising the Pledge, if there is a surplus after the Secured Indebtedness is paid, shall be paid to the Pledgor or the person has right to receive the balance (without interest).

8.5	When the Pledgee disposes of the Pledge according to this Contract, the Pledgor and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge according to this Contract.

8.6

The Pledgor shall assume all expenses, taxes and legal costs with respect to creation of the Pledge and realization of the Pledgee’s rights hereunder, except for those to be assumed by the Pledgee according to law.

9.	Transfer

9.1	This Contract shall be binding upon the Pledgor and her heirs and authorized assignees (if any) and shall be effective for the Pledgee, its heirs and assignees.

9.2

The Pledgee may transfer any and all of its rights and obligations under the Exclusive Business Cooperation Agreement to any person designated by it (natural person / legal person) at any time. In such case, the transferee shall enjoy and assume the rights and obligations hereunder, as if it is an original party to this Contract. When the Pledgee transfers any rights and obligations under the Exclusive Business Cooperation Agreement, the Pledgor shall execute relevant agreements or other documents relating to the transfer at the request of the Pledgee.

9.3

If the Pledgee is to be changed due to any transfer, at the request of the Pledgee, the Pledgor shall enter into a new pledge contract of the same terms and conditions as those of this Contract with the new pledgee.

9.4

The Pledgor shall strictly comply with this Contract and any other contracts entered into by the Parties hereto or any Party jointly or severally, including the Exclusive Option Contract and the Power of Attorney issued in favor of the Pledgee, shall perform the obligations under this Contract and other contracts, and shall not take any acts or omissions that may affect the validity or enforceability hereof or thereof. Unless as instructed by the Pledgee in writing, the Pledgor shall not exercise any residual rights to the pledged Equity hereunder.

11

10.	Termination

After the Exclusive Business Cooperation Agreement is fully performed and the service fees under it are paid, and after Party C’s obligations under other Control Agreements are terminated, this Contract shall terminate, and the Pledgee shall terminate this Contract as soon as reasonably and practicably possible.

Unless the laws provide otherwise, the Pledgor or Party C has no right to terminate or rescind this Contract in any case.

11.	Formality Charges and Other Costs

Party C shall assume all costs and expenses relating to this Contract, including but not limited to attorney’s fee, cost of production, stamp duty and other taxes and duties. If the Pledgee is required to assume certain taxes and duties according to applicable law, the Pledgor shall procure Party C to fully refund the taxes and duties already paid by the Pledgee.

12.	Confidentiality Obligation

The Parties acknowledge that any oral or written information exchanged between them with respect to this Contract are confidential information. Each Party shall keep such information confidential, and shall not disclosure such information to any third party without written consent of the other Parties, except for any information (a) known or will be known to the public (not through disclosure by the receiving Party); (b) the disclosure of which is required by applicable laws or any rules or regulations of any stock exchange; or (c) required by any transaction contemplated herein to be disclosed to either Party’s legal or financial consultant who shall be bound by any confidentiality obligations similar to those under this Clause 12. Any disclosure by any personnel or organization employed by either Party shall be deemed disclosure by such Party, and such Party shall be liable for breach by the personnel or organization of this Contract. This Clause 12 shall survive termination of this Contract for whatever reasons.

13.	Applicable Law and Dispute Resolution

13.1	The execution, validity, interpretation and performance hereof, and the resolution of any dispute hereunder shall be governed by the officially promulgated and publicly available laws of Malaysia.

13.2

If any dispute arises out of interpretation or performance of this Contract, the Parties shall consult to resolve such dispute in good faith. If the Parties fail to reach an agreement on resolution of the dispute within 30 days after either Party proposes consultation, either Party may refer the dispute to the court of the plaintiff’s domicile.

12

13.3

Where any dispute arises out of interpretation or performance hereof, or when any dispute is in litigation, except for the disputed matters, the Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

14.	Notification

14.1

All notices and other communications required or permitted by this Contract shall be sent to the designated address of each Party by personal delivery, postage-prepaid registered mail, commercial courier service or fax. A confirmation shall be sent by email for each notice. The date of such notice is deemed to be effectively received shall be determined as follows:

14.1.1	When it is sent or refused at the designated receiving address, in case of personal delivery, courier service or postage-prepaid registered mail.

14.1.2	On the date when it is successfully transmitted (evidenced by the transmission confirmation generated automatically), in case of fax.

14.2	For the notice purpose, the address of the Parties are as follows:

Party A	Harneys Corporate Services Limited, Craigmur Chambers, Road Town, Tortola VG 1110, British Virgin Islands

Party B

Party C	No. 37A Jalan Seruling 2, Taman Sri Kulai Baru 2, Kulai, Johor, Malaysia.

14.3	Any Party may change its contact address at any time by sending notice to the other parties in accordance with the terms of Clause 14.

15.	Severability

If any or several provisions hereof are decided void, illegal or unenforceable in any respect according to any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any respect. The Parties shall consult in good faith to replace such void, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by laws and expected by the Parties, so that the valid provisions have as much similar economic effect to that of those void, illegal or unenforceable as possible.

13

16.	Entire Contract

Except for any written amendment, supplement or modification made after execution hereof, this Contract shall constitute the entire agreement among the Parties with respect to the subject matter hereof, and shall supersede all prior oral or written negotiations, representations and contracts among the Parties with respect to the subject matter hereof.

17.	Exhibits

The exhibits attached hereto constitute an integral part of this Contract.

18.	Counterparts

18.2

This Contract may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

[The remainder of this page is intentionally left blank. Signature page follows.]

14

(This page is the signature page of Equity Pledge Contract.)

In faith whereof, the Parties have caused this Equity Pledge Contract to be signed by themselves or their authorized representatives on the date first written above.

Party A: NKP Holdings Ltd. (Company seal)

Signature:
Name: Title:

Party B: Khoo Ee Hiang

Signature:

Party C: Kong Hwee Iron Works & Construction (M) Sdn. Bhd (Company seal)

Signature:
Name: Title:

15